As filed with the Securities and Exchange Commission on May 1, 2020
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SFL Corporation Ltd.
(and the subsidiary identified in footnote (*) below)
(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Attention: James Ayers Par-la-Ville Place 14 Par-la-Ville Road Hamilton, HM 08 Bermuda 1 (441) 295-9500	Seward & Kissel LLP Attention: Keith J. Billotti , Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:
Keith J. Billotti , Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ◻
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ⌧
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ◻
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common Shares, par value $0.01 per share (2)
Preferred Shares (3)
Debt Securities (4)
Guarantees (5)
Warrants(6)
Purchase Contracts (7)
Rights (8)
Units (9)
Primary Offering Total			$0 (1)

(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Also includes such indeterminate amount of debt securities and number of common shares and preferred shares as may be issued upon conversion or exchange for any other debt securities or shares of preferred stock that provide for conversion or exchange into other securities. In connection with the securities offered hereby, the Registrant is deferring payment of all of the registration fees and will pay registration fees on a “pay-as-you-go” basis in accordance with Rule 456(b) and Rule 457(r).

(2)	Registered hereunder are an indeterminate amount of Common Shares as may be sold from time to time by SFL Corporation Ltd. (“SFL Parent”).
(3)	Registered hereunder are an indeterminate amount of Preferred Shares as may be sold from time to time by SFL Parent and SFL Finance Corporation Ltd. (“SFL Finance Sub”).
(4)	Registered hereunder are an indeterminate number of debt securities of SFL Parent and SFL Finance Sub as may from time to time be sold at indeterminate prices.
(5)
Registered hereunder are the guarantees of both SFL Parent and SFL Finance Sub. The debt securities of SFL Parent may be guaranteed by SFL Finance Sub and the preferred shares, debt securities and “debt-like securities,” as permitted under the U.S. securities laws, of SFL Finance Sub will be fully and unconditionally guaranteed by the SFL Parent  In each case, pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(6)	Registered hereunder are an indeterminate number of warrants of SFL Parent as may from time to time be sold at indeterminate prices.
(7)	Registered hereunder are an indeterminate number of purchase contracts of SFL Parent as may from time to time be sold at indeterminate prices.
(8)	Registered hereunder are an indeterminate number of rights of SFL Parent as may from time to time be sold at indeterminate prices.
(9)
Registered hereunder are an indeterminate number of units of SFL Parent as may from time to time be sold at indeterminate prices. Units may consist of any combination of SFL Parent’s securities registered hereunder

* The following is a co-registrant that may issue some or all of the securities:

SFL Finance Corporation Ltd.
 (Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)]

PROSPECTUS
SFL CORPORATION LTD.

Common Shares
Preferred Shares
Debt Securities (Which May be Guaranteed by SFL Finance Sub)
Guarantees
Warrants
Purchase Contracts
Rights
Units

SFL FINANCE CORPORATION LTD.
Preferred Shares
Debt Securities
Guarantees

Through this prospectus, SFL Corporation Ltd. (“SFL Parent”) may periodically offer:
(1)	common shares;
(2)	preferred shares;
(3)	debt securities (which may be guaranteed by SFL Finance Sub);
(4)	guarantees;
(5)	warrants;
(6)	purchase contracts;
(7)	its rights; and
(8)	its units.
SFL Parent may also offer securities of the type listed above that are convertible or exchangeable into one or more of the securities listed above.
Through this prospectus, SFL Finance Corporation Ltd. (“SFL Finance Sub”) may periodically offer its preferred shares, debt securities and other “debt-like securities” as permitted under the U.S. securities laws, which will be fully and unconditionally guaranteed by SFL Parent pursuant to a guarantee agreement to be entered into in connection with such offering.  In addition, SFL Finance Sub may periodically guarantee certain securities of SFL Parent.

The prices and other terms of the securities of SFL Parent and SFL Finance Sub that are covered by this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.
SFL Parent’s common shares are currently listed on the New York Stock Exchange, or the NYSE, under the symbol “SFL.”
The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 8 of this prospectus and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 1, 2020.

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	6
RISK FACTORS	8
USE OF PROCEEDS	9
CAPITALIZATION	10
ENFORCEMENT OF CIVIL LIABILITIES	11
DESCRIPTION OF SFL PARENT’S SHARE CAPITAL	12
DESCRIPTION OF PREFERENCE SHARES	16
DESCRIPTION OF DEBT SECURITIES	17
DESCRIPTION OF WARRANTS	23
DESCRIPTION OF PURCHASE CONTRACTS	24
DESCRIPTION OF RIGHTS	25
DESCRIPTION OF UNITS	26
PLAN OF DISTRIBUTION	27
EXPENSES	29
LEGAL MATTERS	30
EXPERTS	30
WHERE YOU CAN FIND ADDITIONAL INFORMATION	30

i

ABOUT THIS PROSPECTUS
Unless otherwise specified, when used in this prospectus, (i) the terms “SFL Corporation Ltd.,” “SFL,” “Company,” “we,” “us,” and “our” refer to SFL Corporation Ltd. and its subsidiaries, including SFL Finance Corporation Ltd., as applicable, (ii) “SFL Parent” refers to SFL Corporation Ltd.  and (iii) the term “SFL Finance Sub” refers to SFL Finance Corporation Ltd.
Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts are presented in, U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.
This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants, purchase contracts and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below and any documents incorporated by reference in this prospectus and in any prospectus supplement.
This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information provided in that registration statement. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”
Specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, other than in cases where the BMA has granted a general permission.  The BMA in its policy dated June 1, 2005 provides that, where any equity securities of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for so long as any equity securities of such company remain so listed.  The NYSE is deemed to be an appointed stock exchange under Bermuda Law.  In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus of the registration statement of which it forms part. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, or the Companies Act, pursuant to provisions incorporated therein following the enactment of the Companies Amendment Act 2013.  Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
ii

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
We use the term deadweight, or “dwt,” in describing the size of vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use the term twenty-foot equivalent units, or “TEU”, in describing container vessels to refer to the number of standard twenty foot containers that the vessel can carry.
SFL Corporation Ltd.
We are an international ship owning and chartering company with a large and diverse asset base across the maritime and offshore industries. As at April 30, 2020, our assets consist of seven crude oil tankers, 22 dry bulk carriers, 48 container vessels (including 11 capital lease vessels), two car carriers, one jack-up drilling rig, two ultra-deepwater drilling units, two chemical tankers and two oil product tankers.

Most or our vessels and rigs are employed under long term charters, which are generally contracted to expire between one and 14 years from now. We believe these existing charters provide us with significant and stable base cash flows and high asset utilization, subject to the full performance of the obligations of our counterparties under their agreements with us. The fixed-rate charter backlog as of December 31, 2019 and adjusted for subsequent vessel sales and charter cancellations was approximately $3.6 billion, with an average remaining charter term of nearly five years, or nearly eight years if weighted by charter revenue. Some of our charters include purchase options on behalf of the charterer, which if exercised would reduce our remaining charter coverage and contracted cash flow, but increase our cash position. The amount of actual revenues earned and the actual periods during which revenues are earned may be different from the backlog projections due to various factors including, off-hire caused by unscheduled repairs, maintenance and other factors.

Our primary objective is to continue to grow our business through accretive acquisitions across a diverse range of marine and offshore asset classes. In doing so, our strategy is to generate stable and increasing cash flows by chartering our assets primarily under medium to long-term bareboat or time charters.

We own a substantially modern fleet of vessels. The following table sets forth the fleet that we own or charter-in as of April 30, 2020. All of the VLCCs, Suezmax tankers, product tankers and chemical tankers are double-hull vessels.
	Approximate			Lease	Charter Termination
Vessel	Built	Dwt.	Flag	Classification	Date
VLCCs
Front Energy	2004	305,000	MI	Direct Financing	2027
Front Force	2004	305,000	MI	Direct Financing	2027
Hunter Atla	2019	300,000	MI	Leaseback assets	2024
Hunter Saga	2019	300,000	MI	Leaseback assets	2024
Hunter Laga	2019	300,000	MI	Leaseback assets	2024

Suezmaxes
Glorycrown	2009	156,000	MI	n/a	n/a	(2)
Everbright	2010	156,000	MI	n/a	n/a	(2)

Capesize Dry Bulk Carriers
Belgravia	2009	170,000	MI	Operating	2025	(1)
Battersea	2009	170,000	MI	Operating	2025	(1)
Golden Magnum	2009	180,000	HK	Operating	2025	(1)
Golden Beijing	2010	176,000	HK	Operating	2025	(1)
Golden Future	2010	176,000	HK	Operating	2025	(1)
Golden Zhejiang	2010	176,000	HK	Operating	2025	(1)
Golden Zhoushan	2011	176,000	HK	Operating	2025	(1)
KSL China	2013	180,000	MI	Operating	2025	(1)

Kamsarmax Dry Bulk Carriers
Sinochart Beijing	2012	82,000	HK	Operating	2022
Min Sheng 1	2012	82,000	HK	Operating	2022

Handysize Dry Bulk Carriers
SFL Spey	2011	34,000	HK	n/a	n/a	(2)
SFL Medway	2011	34,000	HK	n/a	n/a	(2)
SFL Trent	2012	34,000	HK	n/a	n/a	(2)
SFL Kent	2012	34,000	HK	n/a	n/a	(2)
SFL Tyne	2012	32,000	HK	n/a	n/a	(2)
SFL Clyde	2012	32,000	HK	n/a	n/a	(2)
SFL Dee	2013	32,000	HK	n/a	n/a	(2)

Product Tankers
SFL Trinity	2017	114,000	MI	Operating	2024
SFL Sabine	2017	114,000	MI	Operating	2024

Chemical Tankers
Maria Victoria V	2008	17,000	PAN	Operating	2021	(1)
SC Guangzhou	2008	17,000	PAN	Operating	2021	(1)

Container vessels
MSC Margarita	2001	5,800 TEU	LIB	Sales Type	2024	(1) (5)
MSC Vidhi	2002	5,800 TEU	LIB	Sales Type	2024	(1) (5)
MSC Vaishnavi R.	2002	4,100 TEU	LIB	Operating	2021
MSC Julia R.	2002	4,100 TEU	LIB	Operating	2021
MSC Arushi R.	2002	4,100 TEU	LIB	Operating	2021
MSC Katya R.	2002	4,100 TEU	LIB	Operating	2021
MSC Anisha R.	2002	4,100 TEU	LIB	Operating	2020	(1)
MSC Vidisha R.	2002	4,100 TEU	LIB	Operating	2020	(1)
MSC Zlata R.	2002	4,100 TEU	LIB	Operating	2020	(1)
MSC Alice	2003	1,700 TEU	MI	Sales Type	2022	(1)

Asian Ace	2005	1,700 TEU	MAL	n/a	n/a	(2)
Green Ace	2005	1,700 TEU	MAL	n/a	n/a	(2)
San Felipe	2014	8,700 TEU	MI	Operating	2024
San Felix	2014	8,700 TEU	MI	Operating	2024
San Fernando	2015	8,700 TEU	MI	Operating	2025
San Francisca	2015	8,700 TEU	MI	Operating	2025
Maersk Sarat	2015	9,500 TEU	LIB	Operating	2024
Maersk Skarstind	2016	9,500 TEU	LIB	Operating	2024
Maersk Shivling	2016	9,300 TEU	LIB	Operating	2025
MSC Anna	2016	19,200 TEU	LIB	Direct Financing	2031	(1) (3)
MSC Viviana	2017	19,200 TEU	LIB	Direct Financing	2032	(1) (3)
MSC Alabama	1996	3,424 TEU	PAN	Direct Financing	2025	(1)
MSC Alyssa	2001	4,354 TEU	PAN	Direct Financing	2025	(1)
MSC Belle	1998	1,098 TEU	PAN	Direct Financing	2025	(1)
MSC Caitlin	1998	1,733 TEU	LIB	Direct Financing	2025	(1)
MSC Edith	1998	1,733 TEU	LIB	Direct Financing	2025	(1)
MSC Erminia	1993	3,720 TEU	PAN	Direct Financing	2025	(1)
MSC Giannina	1997	2,061 TEU	PT	Direct Financing	2025	(1)
MSC Himanshi	1997	2,072 TEU	LIB	Direct Financing	2025	(1)
MSC Japan	1996	3,424 TEU	PAN	Direct Financing	2025	(1)
MSC Jemima	1994	2,394 TEU	PAN	Direct Financing	2025	(1)
MSC Korea	1996	3,424 TEU	PAN	Direct Financing	2025	(1)
MSC Mandy	1993	3,007 TEU	PAN	Direct Financing	2025	(1)
MSC Nilgun	1994	2,394 TEU	PAN	Direct Financing	2025	(1)
MSC Rossella	1993	3,502 TEU	PAN	Direct Financing	2025	(1)
MSC Santhya	1991	3,005 TEU	PAN	Direct Financing	2025	(1)
Thalassa Axia	2014	13,800 TEU	LIB	Operating	2024	(4)
Thalassa Doxa	2014	13,800 TEU	LIB	Operating	2024	(4)
Thalassa Mana	2014	13,800 TEU	LIB	Operating	2024	(4)
Thalassa Tyhi	2014	13,800 TEU	LIB	Operating	2024	(4)
Cap San Vincent	2015	10,600 TEU	MI	Operating	2024	(1) (4)
Cap San Lazaro	2015	10,600 TEU	MI	Operating	2024	(1) (4)
Cap San Juan	2015	10,600 TEU	MI	Operating	2024	(1) (4)
MSC Erica	2016	19.400 TEU	LIB	Direct Financing	2033	(1) (3)
MSC Reef	2016	19.400 TEU	LIB	Direct Financing	2033	(1) (3)
MSC England	2001	4,132 TEU	LIB	Leaseback assets	2025	(1)
MSC Sarah	2000	4,400 TEU	LIB	Leaseback assets	2025	(1)
MSC Positano	1997	2,456 TEU	LIB	Leaseback assets	2025	(1)

Car Carriers
Composer	2005	6,500 CEU	HK	n/a	n/a	(2)
Conductor	2006	6,500 CEU	PAN	n/a	n/a	(2)

Jack-Up Drilling Rigs
West Linus	2014	450 ft	NOR	Direct Financing	2029	(1)

Ultra-Deepwater Drill Units
West Hercules	2008	10,000 ft	PAN	Direct Financing	2024	(1)
West Taurus	2008	10,000 ft	PAN	Direct Financing	2024	(1)

Supramax Dry Bulk Carriers
SFL Hudson	2009	57,000	MI	Operating	2020
SFL Yukon	2010	57,000	HK	n/a	n/a	(2)
SFL Sara	2011	57,000	HK	n/a	n/a	(2)
SFL Kate	2011	57,000	HK	Operating	2021
SFL Humber	2012	57,000	HK	Operating	2022

Key to Flags: BA – Bahamas, CYP – Cyprus, HK – Hong Kong, LIB – Liberia, MAL – Malta, MI – Marshall Islands, PAN – Panama, PT – Portugal, NOR – Norway.

Notes:
(1)	Charterer has purchase options or obligations during the term or at the end of the charter.
(2)	Currently employed on a short-term charter or trading in the spot market.
(3)	Vessel chartered-in and out on direct financing leases.
(4)	Vessel chartered-in as capital leases and out as operating leases.
(5)	These vessels were extended in 2019 and lease classification changed from operating leases to sales type leases.

Substantially, all of our owned vessels and rigs are pledged under mortgages, excluding three of the 1,700 TEU container vessels and two chemical tankers.

Other than our interests in the vessels and drilling units described above, we do not own any material physical properties. We lease office space in Oslo from Seatankers Management Norway AS and in London from Frontline Corporate Services Ltd, both related parties.

Our primary objective is to continue to grow our business through accretive acquisitions, which may include acquisitions of vessels and acquiring other companies, across a diverse range of marine and offshore asset classes. In doing so, our strategy is to expand and diversify our customer base and generate stable and increasing cash flows by chartering our assets primarily under medium to long-term bareboat or time charters.

As of the date of this prospectus we have paid dividends for 64 consecutive quarters. For the years ended December 31, 2017, 2018, and 2019 we paid aggregate dividends in cash to our shareholders in the amounts of  $152.9 million ($1.60 per share), $149.3 million ($1.40 per share) and $151 million ($1.40 per share) respectively. Our ability to pay dividends is always subject to the discretion of our Board of Directors, the requirements of Bermuda law and the limitations contained in our bond and debt facilities and there can be no assurance we will continue to pay dividends in equal amounts, if at all.

Corporate Information

We are a holding company incorporated under the laws of Bermuda. We operate through our vessel owning and other subsidiaries incorporated in Bermuda, Liberia, Norway, Cyprus, Malta, the Marshall Islands and the United Kingdom. Our principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number is +1 (441) 295-9500. We maintain an internet site at https://www.sflcorp.com/. The information contained at our internet site is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

The information above concerning us is only a summary and does not purport to be comprehensive or complete. For additional information about us, you should refer to the information described in “Where You Can Find Additional Information” in this prospectus.

SFL Finance Corporation Ltd.
SFL Finance Sub is a wholly-owned finance subsidiary of SFL Parent, incorporated under the laws of the Republic of the Marshall Islands on December 3, 2019. The sole business of SFL Finance Sub is to issue securities in various markets and advance the net proceeds to SFL Parent and its subsidiaries. SFL Finance Sub does not currently have any operations, revenues or assets. Any offering of securities by SFL Finance Sub pursuant to this prospectus and the related prospectus supplement will be fully and unconditionally guaranteed by SFL Parent pursuant to a guarantee agreement to be entered into in connection with such offering. SFL Finance Sub was incorporated for an indefinite period of time.
SFL Finance Sub’s registered office is located at Ajeltake Road, Ajeltake Island, MH 96960 Majuro, Marshall Islands, and its telephone number is +1 (441) 295-9500.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus, and any prospectus supplement, and the documents that we have filed with the Securities and Exchange Commission (the “Commission”) that are incorporated by reference into this prospectus, or any prospectus supplement, may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement pursuant to this safe harbor legislation. This prospectus, and any prospectus supplement, and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance and are not intended to give any assurance as to future results. When used in this prospectus, and any prospectus supplement, the words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,”  “will,” “may,” “should,” “expect,” “targets,” “likely,” “would,” “could” “seeks,” “continue,” “possible,” “might,” “pending” and similar expressions, terms or phrases may identify forward-looking statements.
The forward-looking statements herein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:

▪	the strength of world economies;
▪	our ability to generate cash to service our indebtedness;
▪	our ability to continue to satisfy our financial and other covenants, or obtain waivers relating to such covenants from our lenders under our credit facilities;
▪
the availability of financing and refinancing, as well as our ability to obtain such financing or refinancing in the future to fund capital expenditures, acquisitions and other general corporate activities and our ability to comply with the restrictions and other covenants in our financing arrangements;

▪	our counterparties’ ability or willingness to honor their obligations under agreements with it;
▪	fluctuations in currencies and interest rates;
▪	general market conditions including fluctuations in charter hire rates and vessel values;
▪	availability of skilled workers and the related labor costs;
•	our dependence on key personnel, adequacy of insurance coverage, and our ability to obtain indemnities from customers, changes in laws, treaties or regulations;

•	changes in supply and generally the number, size and form of providers of goods and services in the markets in which we operate;
▪	changes in demand in the markets in which we operate;
▪	changes in demand resulting from changes in the Organization of the Petroleum Exporting Countries’ petroleum production levels and worldwide oil consumption and storage;
▪	developments regarding the technologies relating to oil exploration and the effects of new products and new technology in our industry;
•	changes in market demand in countries which import commodities and finished goods and changes in the amount and location of the production of those commodities and finished goods;
▪	increased inspection procedures and more restrictive import and export controls;
▪	the imposition of sanctions by the Office of Foreign Assets Control of the Department of the U.S. Treasury or pursuant to other applicable laws or regulations against us or any of our subsidiaries;
▪
compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery;

•	changes in our operating expenses, including bunker prices, drydocking and insurance costs;
▪	the impact of the discontinuance of the London Inter-bank Offered Rate (“LIBOR”) after 2021 on any of our debt that references LIBOR in the interest rate;
•	the volatility of the price of our common shares;
•	our incorporation under the laws of Bermuda and the different rights to relief that may be available compared to other countries, including the United States;
•	performance of our charterers and other counterparties with whom we deal;
•	the impact of any restructuring of the counterparties with whom we deal, including any potential restructuring of Deep Sea Supply Shipowning II AS and Solstad Offshore ASA or Solstad or Seadrill;
▪	timely delivery of vessels under construction within the contracted price;
▪	changes in governmental rules and regulations or actions taken by regulatory authorities;
▪	potential liability from pending or future litigation;
▪	general domestic and international political conditions;
▪	the length and severity of the recent coronavirus outbreak (COVID-19) and its impact on the demand for commercial seaborne transportation and the condition of the financial markets;
•	potential disruption of shipping routes due to accidents;
▪	piracy or political events; and
▪
other important factors described under the heading “Risk Factors” in this prospectus and in our annual report on Form 20-F for the year ended December 31, 2019, as well as those described from time to time in the reports filed by us with the Commission.

This prospectus, and any prospectus supplement, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the Commission, in other information sent to our security holders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.  We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus, and any prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in any applicable prospectus supplement hereto or in our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on March 27, 2020, and the documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus entitled “Where You Can Find Additional Information.”

USE OF PROCEEDS
We intend to use net proceeds from the sale of securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.

CAPITALIZATION
Each prospectus supplement will include information relating to SFL Parent’s consolidated capitalization.

ENFORCEMENT OF CIVIL LIABILITIES
There is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.
SFL Finance Sub is a Marshall Islands company, and its principal executive offices are located outside the United States in Hamilton, Bermuda. Some of its directors, officers and the experts named in this prospectus reside outside the United States. In addition, a substantial portion of its assets and the assets of certain of its directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon SFL Finance Sub or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against SFL Finance Sub or these persons.

DESCRIPTION OF SFL PARENT’S SHARE CAPITAL
The following is a description of the material terms of SFL Parent’s amended Memorandum of Association and Bye-laws.
Purpose
The Memorandum of Association of SFL Parent was previously filed on May 21, 2004 as Exhibit 3.1 to its Registration Statement on Form F-4 (File No. 333-115705) and is incorporated by reference herein.
The purposes and powers of SFL Parent are set forth in Items 6(1) and 7(a) through (h) of its Memorandum of Association and in the Second Schedule of the Companies Act of 1981 of Bermuda. These purposes include exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract, indemnity or suretyship to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.
SFL Parent’s Bye-laws
At the 2007 Annual General Meeting of SFL Parent, the shareholders voted to amend SFL Parent’s Bye-laws to ensure conformity with recent revisions to the Companies Act 1981 of Bermuda, as amended. These amended Bye-laws of SFL Parent, as adopted by SFL Parent’s shareholders on September 28, 2007, and as further amended on September 20, 2013 and September 23, 2016 are hereby incorporated by reference into this prospectus.
Bermuda law permits the Bye-laws of a Bermuda company to contain provisions exempting (except in relation to an allegation of fraud or dishonesty proved against them) from personal liability a director, alternate director, officer, member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators to the company from any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof. Bermuda law also grants companies the power generally to indemnify directors, alternate directors and officers of the company and any members authorized under Bye-law 98, resident representatives or their respective heirs, executors or administrators if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, alternate director or officer of the company or member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators or was serving in a similar capacity for another entity at the company’s request.
SFL Parent’s shareholders have no pre-emptive, subscription, redemption, conversion or sinking fund rights. Shareholders are entitled to one vote for each share held of record on all matters submitted to a vote of SFL Parent’s shareholders. Shareholders have no cumulative voting rights. Shareholders are entitled to dividends if and when they are declared by SFL Parent’s Board of Directors, subject to any preferred dividend right of holders of any preference shares. Directors to be elected by shareholders require a simple majority of votes cast at a meeting at which a quorum is present. For all other matters, unless a different majority is required by law or SFL Parent’s Bye-laws, resolutions to be approved by shareholders require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Upon SFL Parent’s liquidation, dissolution or winding up, shareholders will be entitled under Bermuda law to receive, ratably, its net assets available after the payment of all its debts and liabilities and any preference amount owed to any preference shareholders. The rights of shareholders, including the right to elect directors, are subject to the rights of any series of preference shares SFL Parent may issue in the future.

Under SFL Parent’s Bye-laws, annual meetings of shareholders will be held at a time and place selected by its Board of Directors each calendar year, but in no event shall any such meeting be held in Norway or the United Kingdom. Special meetings of shareholders may be called by its Board of Directors at any time and, pursuant to Bermuda law, special meetings must be called at the request of shareholders holding at least 10% of SFL Parent’s paid-up share capital carrying the right to vote at general meetings. Under SFL Parent’s Bye-laws, five days’ notice of an annual meeting or any special meeting must be given to each shareholder entitled to vote at that meeting. Under Bermuda law, accidental failure to give notice will not invalidate proceedings at a meeting. SFL Parent’s Board of Directors may set a record date at any time before or after any date on which such notice is dispatched.
Special rights attaching to any class of SFL Parent’s shares may be altered or abrogated with the consent in writing of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.
SFL Parent’s Bye-laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with SFL Parent or in which SFL Parent is otherwise interested. SFL Parent’s Bye-laws provide its Board of Directors the authority to exercise all of the powers of SFL Parent to borrow money and to mortgage or charge all or any part of SFL Parent’s property and assets as collateral security for any debt, liability or obligation. SFL Parent’s directors are not required to retire because of their age, and SFL Parent’s directors are not required to be holders of SFL Parent’s common shares. SFL Parent’s Board of Directors shall at all times comprise a majority of directors who are not resident in the United Kingdom. Directors serve for one-year terms, and shall serve until re-elected or until their successors are appointed at the next annual general meeting.
SFL Parent’s Bye-laws provide that no director, alternate director, officer, person or member of a committee authorized under Bye-law 98, if any, resident representative, or his heirs, executors or administrators, which SFL Parent refers to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in SFL Parent’s formation, or for any loss or expense incurred by SFL Parent through the insufficiency or deficiency of title to any property acquired by SFL Parent, or for the insufficiency or deficiency of any security in or upon which any of SFL Parent’s monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in relation to the execution of his duties, or supposed duties, to SFL Parent or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of SFL Parent’s funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, committee member or resident representative in his reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election. In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted. SFL Parent is authorized to purchase insurance to cover any liability an indemnitee may incur under the indemnification provisions of SFL Parent’s Bye-laws.
Authorized Capitalization
Under SFL Parent’s amended Memorandum of Association, SFL Parent’s authorized capital consists of $2,000,000, comprising 200,000,000 common shares, which may include related purchase rights for SFL Parent’s common or preferred shares, having a par value of $0.01 each, of which 119,398,179 are issued and outstanding as of April 30, 2020.
At SFL Parent’s Annual General Meeting held in September 2018, an adjustment of SFL Parent’s share capital was approved, whereby the number of authorized shares was increased from 150,000,000 to 200,000,000 common shares, par value $0.01 per share.

Share History
In November 2016, in conjunction with SFL Parent’s issue of senior unsecured convertible bonds totaling $225 million, SFL Parent issued 8,000,000 common shares, par value $0.01 per share. The shares were issued at par value and have been loaned to an affiliate of one of the underwriters of the bond issue in order to assist investors in the bonds to hedge their position.

In October 2017, SFL Parent issued a total of 9,418,798 common shares following separate privately negotiated transactions with certain holders of the 3.25% senior unsecured convertible bonds due 2018 for the conversion of a principal amount of $121.0 million from the outstanding balance of the convertible bonds.

In 2018 and 2017, under its share option scheme, SFL Parent issued a total of zero and 7,500 common shares at $0.01 each, respectively, following the exercise of share options.

In February 2018, SFL Parent redeemed the full outstanding amount under the 3.25% senior unsecured convertible bonds due 2018.  The remaining outstanding principal amount of $63.2 million was paid in cash, and the premium settled in common shares with the issue of 651,365 common shares.

In April 2018, SFL Parent issued a total of 3,765,842 common shares, par value $0.01 per share, pursuant to a share lending arrangement in connection with its issuance of 4.875% senior unsecured convertible bonds in April and May 2018.  The shares issued have been loaned to affiliates of the underwriters of the bond issue in order to assist investors in the bonds to hedge their position. The bonds are convertible into common shares and mature on May 1, 2023.

In May 2018, SFL Parent issued a total of 4,024,984 common shares as part of the consideration paid for the acquisition of four 2014 built container vessels, each with approximately 13,800 TEU carrying capacity. The vessels are employed under long-term time-charters to an unrelated third party.

At SFL Parent’s Annual General Meeting in September 2018, a resolution was passed to approve an increase of SFL Parent’s authorized share capital from $1,500,000 divided into 150,000,000 common shares of $0.01 par value each to $2,000,000 divided into 200,000,000 common shares of $0.01 par value each, as referenced above.

During the year ended December 31, 2019, SFL Parent issued a total of 18,246 new shares of $0.01 each following the exercise of 65,000 share options.  In 2019, $31.9 million of the dividend was paid from contributed surplus. Following the above transactions, as of December 31, 2019, SFL Parent’s issued and fully paid share capital balance was $1.2 million, its additional paid-in capital was $469 million and its contributed surplus balance was $649 million.

Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive, ratably, all dividends, if any, declared by SFL Parent’s Board of Directors out of funds legally available for dividends. Upon SFL Parent’s dissolution or liquidation or the sale of all or substantially all of SFL Parent’s assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of SFL Parent’s common shares will be entitled to receive pro rata SFL Parent’s remaining assets available for distribution. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of SFL Parent’s securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares which SFL Parent may issue in the future.

Preferred Shares
The material terms of any series of preferred shares that SFL Parent offers through a prospectus supplement will be described in that prospectus supplement. SFL Parent’s Board of Directors is authorized, subject to shareholder approval, to provide for the issuance of preferred shares in one or more series with designations as may be stated in the shareholder resolution or resolutions providing for the issue of such preferred shares. At the time that any series of SFL Parent’s preferred shares is authorized, SFL Parent will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. SFL Parent could issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of SFL Parent’s common shares or make it more difficult to effect a change in control. SFL Parent’s preferred shares could be used to dilute the share ownership of persons seeking to obtain control of SFL Parent and thereby hinder a possible takeover attempt which, if SFL Parent’s shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to SFL Parent’s shareholders.
SFL Finance Sub may issue preferred shares on terms similar to what is described in the preceding paragraph.

DESCRIPTION OF PREFERENCE SHARES
As described above and as may be specified in the applicable prospectus supplement, we may issue preferred shares.  The applicable prospectus supplement will describe the terms of the offered preferred shares. Any preferred shares offered hereby by SFL Finance Sub will be fully and unconditionally guaranteed by SFL Parent pursuant to a guarantee agreement to be entered into in connection with such offering.
Guarantees
Solely with respect to the preferred shares offered hereby by SFL Finance Sub, SFL Finance Sub’s payment obligations under any series of preferred shares offered hereby by SFL Finance Sub will be fully and unconditionally guaranteed by SFL Parent pursuant to a guarantee agreement to be entered into in connection with such offering. The applicable prospectus supplement will describe the terms of any guarantees by SFL Parent.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  SFL Parent’s debt securities may be convertible or exchangeable into any of SFL Parent’s equity or other debt securities.  SFL Finance Sub’s debt securities will not be convertible in any event.  SFL Finance Sub may also offer and issue “debt-like securities” as permitted under the U.S. securities laws, pursuant to an applicable prospectus supplement. SFL Finance Sub’s debt securities and “debt-like securities” will be fully and unconditionally guaranteed by SFL Parent pursuant to a guarantee agreement to be entered into in connection with such offering, as more fully described below.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;

•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•
solely with respect to the debt securities offered hereby by SFL Parent, the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions, including discharge and defeasance;

•	if other than denominations of $2,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in minimum denominations of $2,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and

•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal, or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded, annulled, or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in applicable subsequent filings with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture with the applicable trustee, a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee indemnity and security reasonably satisfactory to it. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
Guarantees
Solely with respect to the debt securities (and any “debt-like securities” as permitted under the U.S. securities laws) hereby offered by SFL Finance Sub, SFL Finance Sub’s payment obligations under any series of debt securities (or “debt-like securities” as permitted under the U.S. securities laws) will be fully and unconditionally guaranteed by SFL Parent.  SFL Parent will execute a notation of guarantee as further evidence of its guarantee. The applicable prospectus supplement will describe the terms of any guarantees by SFL Parent.

DESCRIPTION OF WARRANTS
SFL Parent may issue warrants to purchase its debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between SFL Parent and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, in which the price of such warrants will be payable;
•	the securities purchasable upon exercise of such warrants;
•	the price at which and the currency or currencies, in which the securities upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
SFL Parent may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by SFL Parent as specified in the applicable prospectus supplement; or
•	currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate SFL Parent to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. SFL Parent may, however, satisfy its obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require SFL Parent to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. SFL Parent’s obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF RIGHTS
SFL Parent may issue rights to purchase its equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, SFL Parent may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by SFL Parent in connection with the rights offering.
The description in the applicable prospectus supplement of any rights SFL Parent offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if SFL Parent offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if SFL Parent offer rights, see “Where You Can Find Additional Information” in this prospectus. SFL Parent urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, SFL Parent may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell or distribute our securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
In addition, we may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus;
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or
•	a combination of the foregoing.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any of our shareholders may otherwise loan or pledge securities (which may be newly-issued or outstanding securities) to a financial institution or other third party that in turn may sell the securities short using this prospectus or on-lend the securities to third parties who may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our officers and our directors may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or, with respect to the SFL Parent, any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold by us under this Registration Statement.
As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, the maximum underwriting compensation to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated by the Commission under the Securities Act. If five percent (5%) or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee	$	*
FINRA filing fee	$	**
NYSE supplemental listing fee	$	**
Blue sky fees and expenses	$	**
Printing and engraving expenses	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Transfer agent and registrar fees	$	**
Indenture trustee fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*
The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. and Marshall Islands law.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2019 and the effectiveness of our internal control over financial reporting as of December 31, 2019 have been audited by MSPC Certified Public Accountants and Advisors, A Professional Corporation, an independent registered public accounting firm, as stated in their report, which is incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Commission’s website.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to those filed documents. The information listed below filed by SFL Parent is incorporated by reference and is considered to be a part of this prospectus, and information that SFL Parent and SFL Finance Sub file later with the Commission before all of the securities offered by this prospectus are sold will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

•	SFL Parent’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on April 13, 2020;
•
SFL Parent’s Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on March 27, 2020, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•	Form 8-A12B, filed with the Commission on May 26, 2004, registering SFL Parent’s common shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.

We are also incorporating by reference all subsequent annual reports on Form 20-F that SLF Parent file with the Commission and current reports on Form 6-K that SFL Parent furnishes to the Commission after the date of this prospectus that state they are incorporated by reference into this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus and accompany prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus.

We will provide without charge to each person to whom this prospectus is delivered a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) upon written or oral request. Requests for those documents should be directed to our principal executive office at the following address:

SFL Corporation Ltd.
Par la Ville Place, 4th Floor
14 Par la Ville Road
Hamilton HM 08, Bermuda
Tel: 1 800-715-6374
Email: ir@sflcorp.com
Attn: Investor Relations

Information Provided by SFL Parent

SFL Parent will furnish holders of its common shares with annual reports containing audited financial statements and a report by its independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” SFL Parent is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While SFL Parent furnishes proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” SFL Parent’s officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Indemnification of Directors and Officers.
Section 98 of the Companies Act of 1981 of the Islands of Bermuda, as amended, or the Companies Act, permits the Bye-Laws of a Bermuda company to contain a provision exempting from personal liability of a director or officer to the company for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence default, breach of duty or breach of trust of which the officer or person may be guilty.
Section 98 of the Companies Act grants companies the power (except in relation to an allegation of fraud or dishonesty proved against them) to indemnify directors and officers of the company if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director and officer of the company or was serving in a similar capacity for another entity at the company’s request.
Section 98A of the Companies Act permits a company to purchase and maintain insurance on behalf of any officer for any liability asserted against him or her and liability and expenses incurred in his or her capacity as a director, officer, employee or agent arising out of his or her status as such in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer may be guilty in relation to the company or any subsidiary thereof. While the Company has not previously maintained such insurance, it is currently in the process of applying for and attempting to procure such a policy for current and prior directors.
Bye-laws number 136 through 144 of SFL Corporation Ltd, or the Company, provide as follows:
136.
No Director, Alternate Director, Officer, member of a committee authorized under Bye-law 98, Resident Representative of the Company or their respective heirs, executors or administrators shall be liable for the acts, receipts, neglects, or defaults of any other such person or any person involved in the formation of the Company, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto.

137.
Every Director, Alternate Director, Officer, member of a committee constituted under Bye-law 98, Resident Representative of the Company or their respective heirs, executors or administrators shall be indemnified and held harmless out of the funds of the Company to the fullest extent permitted by Bermuda law against all liabilities loss damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Alternate Director, Officer, committee member or Resident Representative and the indemnity contained in this Bye-law shall extend to any person acting as such Director, Alternate Director, Officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election.

138.
Every Director, Alternate Director, officer, member of a committee constituted under Bye-law 98, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Alternate Director, Officer, member of a committee constituted under Bye-law 98, Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

139.
To the extent that any Director, Alternate Director, Officer, member of a committee constituted under Bye-law 98, Resident Representative of the Company or any of their respective heirs, executors or administrators is entitled to claim an indemnity pursuant to these Bye-laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

140.
The Board of Directors may arrange for the Company to be insured in respect of all or any part of its liability under the provision of these Bye-laws and may also purchase and maintain insurance for the benefit of any Directors, Alternate Directors, Officers, person or member of a committee authorised under Bye-law 98, employees or Resident Representatives of the Company in respect of any liability that may be incurred by them or any of them howsoever arising in connection with their respective duties or supposed duties to the Company. This Bye-law shall not be construed as limiting the powers of the Board to effect such other insurance on behalf of the Company as it may deem appropriate.

141.
Notwithstanding anything contained in the Principal Act, the Company may advance moneys to an Officer or Director for the costs, charges and expenses incurred by the Officer or Director in defending any civil or criminal proceedings against them on the condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against them.

142.
Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director, Alternate Director, Officer of the Company, person or member of a committee authorised under Bye-law 107, Resident Representative of the Company or any of their respective heirs, executors or administrators on account of any action taken by any such person, or the failure of any such person to take any action in the performance of his duties, or supposed duties, to the Company or otherwise in relation thereto.

143.	The restrictions on liability, indemnities and waivers provided for in Bye-laws 136 to 142 inclusive shall not extend to any matter which would render the same void pursuant to the Companies Acts.
144.
The restrictions on liability, indemnities and waivers contained in Bye-laws 136 to 142 inclusive shall be in addition to any rights which any person concerned may otherwise be entitled by contract or as a matter of applicable Bermuda law.

With respect to indemnification relating to directors and officers of SFL Finance Corporation Ltd. section 60 of the BCA provides as follows:
Indemnification of directors and officers:
(1)
Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)
When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)
Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)
Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9. Exhibits
A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the Securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) — (g) Not applicable.

 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i) Not applicable.
(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(k) Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.
SFL Corporation Ltd. (Registrant)

Date:	May 1, 2020	By	/s/ Ole B. Hjertaker
Ole B. Hjertaker
Chief Executive Officer
SFL Management AS (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Keith J. Billotti and Andrei A. Sirabionian his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2020 in the capacities indicated.
Signature	Title

/s/ Ole B. Hjertaker	Chief Executive Officer
Ole B. Hjertaker	SFL Management AS (Principal Executive Officer)

/s/ Aksel C. Olesen	Chief Financial Officer
Aksel C. Olesen	SFL Management AS (Principal Financial Officer)

/s/ Gary Vogel	Director
Gary Vogel

/s/ Keesjan Cordia	Director
Keesjan Cordia

/s/ James O’Shaughnessy	Director
James O’Shaughnessy

/s/ Bert Bekker	Director
Bert Bekker

/s/ Kathrine Astrup Fredriksen	Director
Kathrine Astrup Fredriksen

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the State of Delaware, on May 1, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.
SFL Finance Corporation Ltd. (Registrant)

Date:	May 1, 2020	By	/s/ James Ayers
James Ayers
President, Treasurer and Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Keith J. Billotti and Andrei A. Sirabionian his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2020 in the capacities indicated.
Signature	Title

/s/ James O’Shaughnessy	Director
James O’Shaughnessy

/s/ James Ayers	Director
James Ayers

/s/ Colleen E. Simmons	Director
Colleen E. Simmons

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the State of Delaware, on May 1, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

Exhibit Index

Number	Description

1.1	Underwriting Agreement (for equity securities)*

1.2	Underwriting Agreement (for debt securities)*

4.1	Form of Common Stock Certificate of the Company, incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-4, File No. 333-115705, filed on May 21, 2004

4.2	Form of Preferred Share Certificate*

4.3	Form of Purchase Contract*

4.4	Form of Unit Agreement*

4.5	Form of Rights Agreement*

4.6	Form of Senior Indenture

4.7	Form of Subordinated Indenture

5.1	Opinion of MJM Ltd., Bermuda counsel to the Company

5.2	Opinion of Seward & Kissel LLP, U.S. and Marshall Islands counsel to the Company

8.1	Opinion of Seward & Kissel LLP, with respect to certain tax matters

23.1	Consent of MJM Ltd. (included in Exhibit 5.1)

23.2	Consent of Seward & Kissel LLP (included in Exhibit 5.2)

23.3	Consent of MSPC Certified Public Accountants and Advisors, A Professional Corporation

24	Power of Attorney (contained in signature page)

25.1	T-1 Statement of Eligibility

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement